SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: August 1, 2011

BIOGERON, INC.

 (Exact name of registrant as specified in its charter)

Nevada	06-1588136
(State of incorporation)	(IRS Employer ID Number)

1802 N. Carson Street, Suite 212-3018, Carson City, Nevada	89701
(Address of principal executive offices)	(Zip Code)

(775) 887-0670

(Issuer's telephone number)

ANGEL ACQUISITION CORP.

(Former name, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.03 Material Modification of Rights of Security Holders

On August 2, 2011, the Company filed a Certificate of Change with the Nevada Secretary of State in order to effectuate a one for fifteen thousand nine hundred (1:15,900) reverse stock split (the “Reverse Split”) and a contemporaneous one for fifteen thousand nine hundred (1:15,900) reduction in the number of the Company’s authorized shares of common stock, par value $0.00001 (the "Common Stock"), in accordance with the procedure authorized by Nevada Revised Statutes (NRS) 78.207. The board of directors determined that it would be in the Company's best interest to effect the Reverse Split and approved this corporate action by unanimous written consent. The Reverse Split does not require shareholder approval.

The Certificate of Change is attached as Exhibit 3.13 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2011, the Company filed Articles of Merger with the Secretary of State of Nevada in order to effectuate a merger whereby the Company (as Angel Acquisition Corp.) merged with its wholly-owned subsidiary, BioGeron, Inc., as a parent/ subsidiary merger with the Company as the surviving corporation. This merger, which became effective as of August 1, 2011, was completed pursuant to NRS 92A.180. Shareholder approval to this merger was not required under NRS 92A.180.  In process of the merger, the Company's name has been changed to "BioGeron, Inc." and the Company's Articles of Incorporation have been amended to reflect this name change.

The Articles of Merger are attached as Exhibit 3.14 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Reverse Split and name change, we have the following new CUSIP number: 09072F 100. We have submitted the required information to FINRA and expect to receive an effective date and new trading symbol soon for the corporate actions.

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITIS

Item 9.01 Exhibits

Exhibit Number	Description
3.13	Certificate of Change
3.14	Articles of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOGERON, INC.

Date: August 5, 2011	/s/ Michael Edwards
Michael Edwards, Chief Executive Officer